EXHIBIT 4



                        ARTICLES OF RESTATEMENT OF THE
                         ARTICLES OF INCORPORATION OF
                      SIMMONS FIRST NATIONAL CORPORATION


     Pursuant to the Arkansas Business Corporation Act, Simmons First National Corporation does hereby adopt the following Articles of Restatement of its Articles of Incorporation:

     FIRST:    The name of this Corporation is

               SIMMONS FIRST NATIONAL CORPORATION.

     SECOND: The duration of this Corporation and the period of its existence shall be perpetual.

     THIRD: The nature of the business of this Corporation and the objects and purposes purposed to be transacted, promoted or carried on by it are as follows, to-wit:

     (a) To act as a holding company and to acquire and own stock or other interest in other businesses of any lawful character, including specifically banks, mortgage loan and servicing businesses, factoring businesses, and other financially oriented businesses; and as shareholder or as owner of other interest in such businesses, to exercise all rights incident thereto;

     (b) To do all things herein set forth, and in addition, all such other acts and things necessary or convenient or intended for the attainment of any of the purposes of this Corporation and to participate in, engage in, carry on and conduct any business that a natural person lawfully might or could do insofar as such acts and business undertakings are permitted to be done by a corporation organized under the general corporation laws of the State of Arkansas, with all powers conferred upon corporations, specifically or by inference, under the laws of the State of Arkansas.

     FOURTH: The authorized capital stock of this Corporation shall consist of 10,000,000 shares of Class A common stock having a par value of $1.00 per share; 300 shares of Class B common stock having a par value of $1.00 per share; 50,000 shares of Class A preferred stock having a par value of $100.00 per share; 50,000 shares of Class B preferred stock having a par value of $100.00 per share; all with the powers, privileges, incidents, preferences and limitations hereinafter set forth:

     (a) The entire voting power of this Corporation shall be vested in the Class A common and Class B common stockholders, and the holders of each share of the Class A common and Class B common stock shall be entitled to one vote, in person or by proxy, for each share of such stock standing in his name on the books of the Corporation. Except as may otherwise be provided or required by law, the holders of Class A preferred stock and Class B preferred stock shall have no power to vote and shall not be entitled to notice of any meeting of the stockholders of the Corporation.

     (b) Class A preferred stock, which may be issued at the discretion of the Board of Directors of the Corporation for any price not less than the par value stated per share, shall provide for cumulative dividends at a rate to be fixed by the Board of Directors of the Corporation prior to the issuance thereof; shall have such options for conversion into the common stock of the Corporation as shall be designated by the Board of Directors; and when issued and outstanding may be redeemed by the Corporation in the manner provided by its Bylaws and upon authorization of the Board of Directors in whole or in part thereof at a redemption price of Two Hundred Dollars per share together with the amount of any accrued dividends which may have been unpaid at the time of redemption. Class A preferred stock shall, in addition, have the following incidents, powers, privileges, preferences and restrictions, to-wit:

     (i) In the event of dissolution, voluntary or involuntary, liquidation or winding up of the affairs of the Corporation, or any distribution of all of its assets to its stockholders, the holders of record of Class A preferred stock shall be entitled to receive One Hundred Dollars per share out of the assets available for distribution on a par with the holders of record of Class B preferred stock and before any other payments to stockholders are made whatsoever. After the payment of the preferences here provided on Class A preferred stock and elsewhere provided on Class B preferred stock, any remaining assets available for distribution shall be prorated to the holders of common stock. A consolidation, merger, or amalgamation of this Corporation shall not be deemed a distribution of assets of the Corporation within the meaning of any of the provisions of these Articles of Incorporation.

     (ii) The dividends, at the rate established by the Board of Directors upon the issuance of Class A preferred stock, shall be cumulative so that if the Corporation fails in any fiscal year to pay such dividends on all of the issued and outstanding Class A preferred stock, such deficiency in the dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for any other class of stock outstanding from the Corporation. Subject to this provision and other provisions for preferences upon dissolution or liquidation, Class A preferred stock shall not be entitled to participate in any other or additional surplus or net profits of the Corporation.

     (iii) In the exercise of its right of redemption of Class A preferred stock, the Board of Directors of the Corporation shall have full power and discretion to select from the outstanding Class A preferred stock of the Corporation particular shares for redemption, and its proceedings in this connection shall not be subject to attack except for actual and intentional fraud. In all instances, the Board shall have complete authority to determine upon and take all the necessary proceedings fully to effect the redemption, calling in and retirement of the shares selected for redemption, and the cancellation of the certificates representing such shares. Upon completion of such proceedings, the rights of the holders of the shares of such preferred stock which have been redeemed and called in shall in all respects cease, except that holders shall be entitled to receive the redemption price for their respective shares.

     (iv) Whenever any shares of Class A preferred stock of the Corporation are purchased or redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares, and thereupon this Corporation shall, in connection with the retirement of such shares, cause to be filed a certificate of reduction of capital.

     (v) The Board of Directors may elect to issue the Class A preferred stock authorized for this Corporation in series each having such dividend rates and conversion options into the common stock of this Corporation as they may elect at the time of the issue of any series and these rights and incidents may differ between such series, provided that the required filing of a certificate stating the respective rights and incidents of each series are filed as required by law.

     (c) Class B preferred stock, which may be issued at the discretion of the Board of Directors of the Corporation for any price not less than the par values stated per share, shall provide for preferential (after payment of dividends on any outstanding Class A preferred stock) non-cumulative dividends at a rate to be fixed by the Board of Directors of the Corporation prior to the issuance thereof; shall have such conversion options as shall be designated by the Board of Directors into the common stock of the Corporation and the time and method within which the same may be exercised; and when issued and outstanding may be redeemed by the Corporation in the manner provided by its Bylaws and upon authorization of the Board of Directors in whole or in any part thereof at a redemption price of Two Hundred Dollars per share together with the amount of any accrued dividends which may have been declared but remain unpaid at the time of redemption. Class B preferred stock shall, in addition, have the following incidents, powers, privileges, preferences and restrictions, to-wit:

     (i) In the event of any dissolution, voluntary or involuntary, liquidation or winding up of the affairs of the Corporation, or any distribution of all of its assets to its stockholders, the holders of record of Class B preferred stock shall be entitled to receive One Dollar per share out of the assets available for distribution on a par with the holders of Class A preferred stock. After the payment of the preferences here provided for, Class B preferred stock and as elsewhere herein provided for Class A preferred stock, any remaining assets available for distribution will be prorated to the holders of the common stock. A consolidation, merger or amalgamation of the Corporation shall not be deemed a distribution of assets of the Corporation within the meaning of any of the provisions of these Articles of Incorporation.

     (ii) The dividends, at the rate established by the Board of Directors upon the issuance of Class B preferred stock, shall be non-cumulative, but such dividends shall be paid before any dividends are declared or paid on any other class of stock outstanding from the Corporation, except the dividend established by the Board of Directors on Class A preferred stock then outstanding. Subject to this provision and other provisions for preferences upon dissolution or liquidation, holders of Class B preferred stock shall not be entitled to participate in any other or additional surplus or net profits of the Corporation.

     (iii) In the exercise of its right of redemption of Class B preferred stock, the Board of Directors of the Corporation shall have full power and discretion to select from the outstanding Class B preferred stock of the Corporation particular shares for redemption, and its proceedings in this connection shall not be subject to attack except for actual and intentional fraud. In all instances, the Board shall have complete authority to determine upon and take the necessary proceedings fully to effect the redemption, calling in and retirement of the shares selected for redemption, and the cancellation of the certificates representing such shares. Upon completion of such proceedings, the rights of holders of the shares of such preferred stock which have been redeemed and called in shall in all respects cease, except that such holders shall be entitled to receive the redemption price for their respective shares.

     (iv) Whenever any shares of Class B preferred stock of the Corporation are purchased or redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares, and thereupon this Corporation shall, in connection with the retirement of such shares, cause to be filed a certificate of reduction of capital.

     (v) The Board of Directors may elect to issue the Class B preferred stock authorized for this Corporation in series, each having such dividend rates and conversion options into the common stock of this Corporation as they may elect at the time of the issue of any series, and these rights and incidents may be differ between each series, provided that the required filing of a certificate stating the respective rights and incidents of each series are filed as required by law.

     (d) Certificates evidencing the allotment of shares to subscribers vest in the subscriber or his assignee, to the extent of actual ownership as provided by law, the right to participate in dividends and vote shares or fractional shares of stock.

     (e) In the event that two successive annual dividends payable on the Class A preferred stock are in default, then immediately upon the happening of such event and until such defaults and all defaults subsequent thereto are made good, the holders of Class A preferred stock shall be entitled to one vote for each share of such stock at any meeting of the Corporation in the same manner and to the same extent as if such share of Class A preferred stock were a share of Class A common stock or Class B common stock of the Corporation. Upon payment in full of the defaulted dividends, the voting power shall again be vested exclusively in the common stockholders.

     (f) No stockholder of the Corporation, whether of common or preferred stock, shall because of his ownership of stock have a pre-emptive or other right to purchase, subscribe for, or take any part of the stock or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation issued, optioned, or sold by it. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the Corporation authorized by the Articles of Incorporation or any amendment thereto duly filed, may at any time be issued, optioned for sale, and sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as to such Board may seem proper without first offering such stock or securities or any part thereof to existing stockholders of any class.

     (g) The Board of Directors of the Corporation shall have the power, at their discretion, to prepare and cause to be issued convertible bonds or debentures of the Corporation, whether or not secured by a sinking fund, pledge or other commitment, having such rights, conversion options into the common or preferred stock of the Corporation, bearing such interest, having such maturity dates, with such restrictions, incidents, privileges, and characteristics, and in such amounts, total and individually, as may be determined by the Board of Directors to be appropriate for the corporate purposes.

     FIFTH: The Corporation shall not commence business until it has received consideration of the value of at least Three Hundred Dollars for the issuance of its shares of stock.

     SIXTH: The initial office of the Corporation shall be at Fifth and Main Streets in the City of Pine Bluff, Arkansas, and the name of the resident agent of the Corporation is J. Thomas May, whose address is 2111 Country Club Lane, Pine Bluff, Arkansas.

     SEVENTH: The name and post office address of the incorporator is Wayne A. Stone, 10 Westridge Drive, Pine Bluff, Arkansas.

     EIGHTH: The Board of Directors of this Corporation shall consist of not less than five (5) nor more than twenty-five (25) persons, the exact number of directors within such minimum and maximum limits to be fixed and determined, from time to time, by resolution of majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

     NINTH: The affairs and business of this Corporation shall be controlled and conducted by the Board of Directors. The Board of Directors may make By-Laws for the management of the affairs and business of this Corporation, from time to time, and may amend or repeal such By-Laws. In addition, the Corporation and Board of Directors shall have all the powers provided for boards of directors and corporations under the laws of the State of Arkansas, including, but not limited to, the power to create an Executive Committee from among their number, to provide for the day-to-day management and operations of the Corporation's affairs.

     TENTH: The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatsoever.

     ELEVENTH: (a)(1) Except as otherwise expressly provided in this Article, in the event that any person becomes an Interested Stockholder (as hereinafter defined), then any acquisition of additional Voting Shares (as hereinafter defined), other than through a Business Combination (as hereinafter defined), by such Interested Stockholder shall only be pursuant to a Tender Offer ( as hereinafter defined) to acquire, for cash, any and all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Shares") not owned by such Interested Stockholder at the Fair Price (as hereinafter defined).

     (2) The provisions of this section (a) shall not apply to any person exempted from the requirements of this section by the Board of Directors in a resolution passed before the person becomes an Interested Stockholder.

     (3) A Tender Offer shall be made on the terms and subject to the conditions as set forth below:

     (i) All expenses associated with the making and conduct of the Tender Offer shall be the sole responsibility of the Interested Stockholder; and

     (ii) The Tender Offer shall be an offer to purchase any and all outstanding Voting Shares not owned by the Interested Stockholder at a price per share not less than the Fair Price, net to the seller in cash. Shares tendered pursuant to valid guarantees of delivery before the initial expiration date of the Tender Offer, specifically identifying certificates therefor, shall be deemed to be validly tendered for purposes of the Tender Offer. The initial expiration of the Tender Offer shall not be less than twenty (20) business days after the commencement of the Tender Offer.

     (b) In addition to any affirmative vote required by law, and except as otherwise expressly provided in this Article:

     (1) any merger or consolidation of the Corporation with or into any other Corporation, or

     (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the property and assets of the Corporation, or

     (3) the adoption of any plan or proposal of liquidation or dissolution of the Corporation; or

     (4) any reclassification of the Corporation's securities (including any stock split); shall require the affirmative vote of the holders of at least 80% of the outstanding Voting Shares, unless such Business Combination is approved by 80% of the Continuing Directors (as hereinafter defined) of the Corporation. Such affirmative vote of the shareholders or directors shall be required, notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement or otherwise.

     (c) The provisions of sections (a) and (b) of this Article shall not be applicable to any Business Combination or stock acquisition, and such Business Combination or stock acquisition shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, if any, if such transaction has been approved by 80% of the Continuing Directors of the Corporation.

     (d) For purposes of this Article:

     (1) "Business Combination" means any transaction which is referred to in any one or more paragraphs (1) through (4) of section (b) of this Article.

     (2) "Person" includes a natural person, corporation, partnership, association, joint stock company, trust, unincorporated association or other entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of common stock, such syndicate or group shall be deemed a Person for purposes of this Article.

     (3) "Interested Stockholder" means any Person (other than the Corporation), any Subsidiary (as hereinafter defined) or any Employee Stock Ownership Trust or other compensation plan of the Corporation, who or which as of any date immediately prior to the consummation of any transaction described in this
Article:

     (i) is the beneficial owner, directly or indirectly, of more than 10% of the Voting Shares; or

     (ii) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than 6% of the then outstanding Voting Shares.

     (4) "Tender Offer" means a tender offer for cash made in accordance with the then applicable rules and regulations of the Securities and Exchange Commission issued pursuant to Section 14(d) of the Securities Exchange Act of 1934, as amended.

     (5) "Fair Price" means the amount payable by the Interested Stockholder in respect of each Voting Share, which shall be the greater amount determined on either of the following bases:

     (i) The highest price per share of Voting Shares including commissions paid to brokers or dealers for solicitation or other services, at which Voting Shares held by the Interested Stockholder were acquired pursuant to any market purchase or otherwise within the preceding twenty-four (24) full calendar months prior to the commencement of the Tender Offer. For purposes of this subsection (i), if the consideration paid in any such acquisition of Voting Shares consisted, in whole or part, of consideration other than cash, then such other consideration shall be valued at the market value thereof at the time of the payment.

     (ii) The highest sale price per share of the Voting Shares for any trading day during the preceding twenty-four (24) full calendar months prior to the commencement of the Tender Offer. For purposes of this subsection (ii), the sale price for any trading day shall be the last sale price per share of Voting Shares as reported in the National Association of Securities Dealers Automated Quotation System.

     (6) "Beneficial Ownership" means any right or power through any contract, arrangement, understanding, relationship or otherwise to exercise, directly or indirectly, (1) voting power, which includes the power to vote, or to direct the voting of, the Voting Shares, or (2) investment power, which includes the power to dispose of, or to direct the disposition of, the Voting Shares.

     Notwithstanding the foregoing, Beneficial Ownership shall not include (1) ownership by a registered broker holding shares of Voting Shares in its street name for customers, or (2) ownership by an employee plan maintained for the Company's employees, provided that each employee is entitled to vote the shares in the trust which are allocable to him.

     (7) A person shall be a "beneficial owner" of any Voting Shares:

     (i) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

     (ii) which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding, or

     (iii) which are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

     (8) An "Affiliate" of, or a Person "affiliated" with, a specified Person, is a Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Person specified.

     (9) The term "Associate" used to indicate a relationship with any Person means (1) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, or (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     (10) The outstanding Voting Shares shall include shares deemed owned through application of paragraph (7) of section (d) above, but shall not include any other Voting Shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, or options, or otherwise.

     (11) "Proponent" means any Person (or its Affiliates or Associates) which makes any Tender Offer for the Voting Shares or proposes any Business Combination directly affecting the Corporation or its subsidiaries.

     (12) "Continuing Directors" means the incumbent directors of the Corporation on the date immediately preceding the date the Proponent (or its Affiliates or Associates) became an Interested Stockholder. In the event the Proponent (or its Affiliates or Associates) is not an Interested Stockholder, then all directors of the Corporation shall be Continuing Directors.

     (13) "Subsidiary" shall mean a corporation of which a majority of each class of equity is owned, directly or indirectly, by the Corporation.

     (e) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article on the basis of information known to them, (1) if a Business Combination is proposed by or on behalf of an Interested Stockholder or Affiliate of an Interested Stockholder, (2) the number of Voting Shares beneficially owned by any Person, (3) whether a person is an Affiliate or Associate of another, or (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in paragraph (7) of section (d) above.

     (f) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law. The Board of Directors is specifically authorized to seek equitable relief, including an injunction, to enforce the provisions of the Article.

     TWELFTH: (a) Every person who was or is a party of, is threatened to be made party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of 1965, as amended and as the same may be amended hereafter, against all expenses, liabilities and losses (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may enforced in any lawful manner by such person, and the Corporation may in the discretion of the Board of Directors enter into indemnification agreements with its directors and officers. Such right of indemnification shall not be exclusive of any other right which such director or officer may have or hereafter acquire and, without limiting the generality of such statement, he shall be entitled to his rights of indemnification under any agreement, vote of stockholders, provision of law or otherwise, as well as his rights under this section.

     (b) The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is, or was, a director of officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

     (c) Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is, or was, a director or officer of the Corporation (or is or was serving at the Corporation's request as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding (1) upon authorization (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion, or (iii) by the shareholders; and (2) upon receipt of an undertaking by, or on behalf of, such person to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant provisions of the Arkansas Business Corporation Act of 1965 as the same now exists or as it may hereafter be amended.

     (d) If any provision of this Article or the application thereof to any person or circumstance is adjudicated invalid, such invalidity shall not affect other provisions or applications of this Article which lawfully can be given without the invalid provision of this Article.

     THIRTEENTH: In the event of any Tender Offer, merger offer or other acquisitive offer for the shares or assets of the Corporation or any of its subsidiaries, then, in addition to any other action required by law, the Board of Directors shall consider the following factors in evaluating such offer, prior to making any recommendation with respect to such offer:

     (a) The  likely  impact  of the  proposed  acquisitive  transaction  on the
Corporation,  its  subsidiaries,   its  shareholders,   its  employees  and  the
communities served by the Corporation and its subsidiaries;

     (b) The timeliness of the offer and proposed transaction considering the current business climate and the current business activities and plans of the Corporation and its subsidiaries;

     (c) The possibility of any legal defects, including but not limited to bank
and  bank  holding  company  regulatory   matters,  in  the  offer  of  proposed
transaction;

     (d) The risk of non-consummation of the offer due to inadequate financing, failure to obtain regulatory approval or such other risks as the Board may identify;

     (e) The current market price of the stock and the assets of the Corporation and its subsidiaries;

     (f) The book value of the stock of the Corporation;

     (g) The relationship of the proposed price in the offer to the Board's opinion of the current value of the Corporation and its subsidiaries in an independently negotiated transaction;

     (h) The relationship of the proposed price in the offer to the Board's opinion of the future value of the Corporation and its subsidiaries as an independent entity; and

     (i) Any other factors which the Board deems pertinent.

     No director who is an Affiliate or Associate (as defined in Article Eleventh above) of the offeror shall participate in any manner whatsoever in the above evaluation of the offer.

     FOURTEENTH: Any amendment, repeal or modification of any of the terms of the Articles of Incorporation of the Corporation shall, in addition to all other requirements of law, require the approval of 80% of the shares entitled to vote on such amendment, repeal or modification, unless such amendment, repeal or modification shall have been approved by an affirmative vote of 80% of the Continuing Directors of the Corporation (as defined in Article Eleventh above).

     FIFTEENTH: The Corporation elects to be governed by and subject to the Arkansas Business Corporation Act of 1987.

     SIXTEENTH:  To  the  fullest  extent  permitted  by the  Arkansas  Business
Corporation Act, as it now exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

     IN WITNESS WHEREOF, the Chairman, President and Chief Executive Officer of the Corporation has set his hand this 1st day of May, 1997.


                                           SIMMONS FIRST NATIONAL CORPORATION



                                               By  /s/  J. Thomas May
                                         J. Thomas May, Chairman, President and
                                            Chief Executive Officer


                               CERTIFICATE

     Pursuant to the Arkansas Business Corporation Act, Simmons First National Corporation does hereby certify that the Articles of Incorporation, as duly restated in the Articles of Restatement of Articles of Incorporation, were duly adopted and restated by a resolution of the Board of Directors. The restatement contains an amendment to Article FOURTH which was duly approved by the shareholders and for which the following information is provided:

FIRST: The name of the corporation is: Simmons First National Corporation.

SECOND:The Articles of Incorporation are hereby amended by deleting the first paragraph of Article FOURTH in its entirety and substituting the following paragraph in lieu thereof:

     FOURTH: The authorized capital stock of this Corporation shall consist of 10,000,000 shares of Class A common stock having a par value of $1.00 per share; 300 shares of Class B common stock having a par value of $1.00 per share; 50,000 shares of Class A preferred stock having a par value of $100.00 per share; 50,000 shares of Class B preferred stock having a par value of $100.00 per share; all with the powers, privileges, incidents, preferences and limitations hereinafter set forth:

THIRD:    The date of adoption of the Amendments was April 22, 1997.

FOURTH: There were 5,705,415 shares of Class A common stock outstanding on the record date, February 28, 1997. Class A common Stock is the only class of stock outstanding and constitutes the only voting group entitled to vote on this amendment. The number of shares indisputably represented at the shareholder's meeting was 4,663,843.

FIFTH: The number of shares which were voted for the amendment to Article FOURTH was 4,481,195, the number of shares which were voted against that amendment was 60,923 and the number of shares which abstained were 116,131. The number of votes cast for the amendment is sufficient for its adoption.

     IN WITNESS WHEREOF, the Chairman, President and Chief Executive Officer of Simmons First National Corporation has set his hand this 1st day of May, 1997.


                                             SIMMONS FIRST NATIONAL CORPORATION


                                                 By  /s/   J. Thomas May
                                         J. Thomas May, Chairman, President and
                                                 Chief Executive Officer